EXHIBIT 10.6
CONVERTIBLE PROMISSORY NOTE

$100,000.00	Dated: September 26, 2005
     FOR VALUE RECEIVED, SmartVideo Technologies, Inc., a Delaware corporation (the “Company”), hereby promises to pay to Michael E. Criden, an individual and resident of the State of Florida, with a mailing address of 11035 Marin Street, Coral Gables, Florida 33156 or his assigns (the “Lender”) the principal amount of One Hundred Thousand Dollars ($100,000.00), together with interest accrued thereon calculated from the date hereof in accordance with the provisions of this Note.
     Interest from the date hereof on the principal amount outstanding hereunder from time to time until maturity, and after the maturity hereof until paid, shall be payable at a rate of eight percent (8%) per annum. Interest shall be calculated on a year of 360 days based upon the actual number of days elapsed. After the occurrence of an Event of Default, as defined below, until this Note is paid in full or the Event of Default is satisfied or cured, as applicable, interest on the principal amount outstanding from time to time shall be payable at twelve percent (12%) per annum.
     In addition, the Company shall issue to the Lender, a Warrant to purchase 33,333 shares of Common Stock, par value $.001 per share at an exercise price of $2.00 per share.
     Except as otherwise described herein, principal together with all accrued and unpaid interest thereon shall be payable in a single installment one year from the date of this Note. Principal and interest shall be paid in lawful money of the United States of America in immediately available funds at the address of Lender as first set forth above or at such other place as Lender may from time to time designate.
     The unpaid principal balance of this Note may be prepaid in whole or in part at any time and from time to time without premium or penalty. Each prepayment amount with respect to this Note shall be applied first to the principal balance of this Note and then to the accrued and unpaid interest of this Note.
     Upon the closing of the first capital raising transaction in which the Company receives gross proceeds of at least Two Million Five Hundred Thousand Dollars ($2,500,000.00) from the sale of its equity securities as contemplated between the Company and Lender (a “Qualified Financing”), the principal amount outstanding under this Note shall convert into shares or units of the equity securities sold in the Qualified Financing at a per share sale price or unit sale price equal to the per share sale price or unit sale price of the Qualified Financing (the “Purchase Price”). Each dollar of principal amount then outstanding under this Note shall constitute a dollar of Purchase Price for the Qualified Financing equity securities. At the time of conversion, Lender shall have the option of converting all accrued and unpaid interest on the same terms as the conversion of principal herein, alternatively the Company may pay accrued and unpaid interest in cash at the time of conversion.
     In the event the Qualified Financing as contemplated by the Company and the Lender does not occur, the Lender shall have the right to convert the into shares of the Company’s common stock at a per share price equal to closing price on the date the conversion notice is received by the Company. At the time of conversion, Lender shall also have the option of converting all accrued and unpaid interest on the same terms as the conversion of principal herein. For purposes of this provision, the shares issuable on conversion will be issued as restricted shares with the appropriate restrictive legend(s) and shall have piggy-back registration rights to be included in the Company’s next registration statement.
     The Lender understands and agrees that the conversion of the Notes into equity securities of the Company may require the execution of certain agreements (in form reasonably agreeable to the Lender) relating to the purchase and sale of such securities as well as registration, co-sale, and voting rights, if any, relating to such equity securities.
     If any payment on this Note shall be due on a Saturday, a Sunday, or a day which is a legal holiday, the payment shall be made without default on the next succeeding day which is a business day, but any interest-bearing portions of the payment shall continue to accrue interest until payment during the extension.
     Failure to pay, when due, the principal, any interest or any other sum payable with respect to the Note, and continuance of the failure for five (5) business days after the date on which the principal, installment of interest or other sum is due (whether upon maturity hereof, upon any prepayment date, upon acceleration, or otherwise) shall constitute an event of default (“Event of Default”) with respect to this Note. Upon an Event of Default, the interest rate payable in respect of this Note shall increase from the date of the Event of Default from eight percent (8%) to twelve percent (12%) until the Event of Default shall be satisfied or cured.
     The Company agrees to pay to Lender and reimburse Lender for any and all reasonable costs and expenses, including attorney’s fees and court costs, if any, incurred by Lender in connection with the enforcement or collection hereof, both before and after the commencement of any action to enforce or collect this Note, but whether or not any such action is commenced by Lender. The Company waives presentment, protest and demand, notice of protest, notice of dishonor and nonpayment of this Note and expressly agrees that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of the Company hereunder.
     The rights and remedies of Lender hereunder, shall be cumulative and concurrent and may be pursued singularly, successively or together at the sole discretion of Lender, and may be exercised as often as occasion therefor shall occur, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same or any other right or remedy.
     The Company hereby declares, represents, and warrants that the indebtedness evidenced hereby is made for the purpose of acquiring or carrying on a business, professional, or commercial activity.
     The Lender represents that he is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Exchange Act.
     After all principal of, and accrued interest at any time owed on, this Note have been paid in full, or converted pursuant to the terms of this Note, this Note will be surrendered to the Company for cancellation and will not be reissued.

     This Note may be assigned by Lender or any subsequent lender at anytime or from time to time, provided, however, that without the prior written consent of the Company this Note may not be assigned by Lender: (a) during the six (6) month period following the date hereof; or (b) to any competitor of the Company. This Note shall inure to the benefit of and be enforceable by Lender and Lender’s successors and assigns and any other person to whom Lender or any subsequent lender may grant an interest in the Company’s obligations hereunder, and shall be binding and enforceable against the Company and the Company’s successors and assigns. Upon any sale, assignment, transfer or negotiation of this Note by Lender, the subsequent lender hereof shall notify the Company of such sale, assignment, transfer or negotiation at the Company’s address shown above, or at such other address as the Company may designate by written notice to Lender. Upon receipt of that notice, the subsequent lender shall become a Lender of this Note and shall be entitled to future payments of principal and interest and other distributions under this Note, provided that the right to acquire shares or units of equity securities of the Company pursuant hereto shall terminate.
     This Note shall be governed by and construed in accordance with the domestic laws of the State of Georgia, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Georgia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Georgia. Notwithstanding any other provisions of this Note or any other instrument or document executed in connection therewith, it is expressly agreed and understood that the Company does not intend or expect to pay, nor does the Lender intend or expect to charge, accept or collect any interest which, when added to any other charge upon the principal, shall be in excess of the highest lawful rate allowable under the laws of the State of Georgia. Should acceleration, prepayment or any other charges upon the principal or any portion thereof result in the computation or earning of interest in excess of the highest lawful rate allowable under the laws of the State of Georgia, any and all such excess is hereby waived and shall be credited to the outstanding principal balance or returned to the Company.
     IN WITNESS WHEREOF, the undersigned have duly executed this Note, or have caused this Note to be duly executed on their behalf, as of the day and year first hereinabove set forth.

SMARTVIDEO TECHNOLOGIES, INC., a Delaware corporation
By:	/s/ Richard E. Bennett, Jr.
Richard E. Bennett, Jr.
President & CEO